                                                              EXHIBIT 3(a)(iii)
     MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

Date Received                                              (FOR BUREAU USE ONLY)


Name
  Janis K. Kujan, Legal Assistant
Address
        Honigman Miller Schwartz and Cohn
  2290 First National Building
City                    State            Zip Code
  Detroit                 MI                48226
                                                                 EFFECTIVE DATE:
    Document will be returned to the name and address you enter above




                      RESTATED ARTICLES OF INCORPORATION
                   For use by Domestic Profit Corporations
         (Please read information and instructions on the last page)




    Pursuant to the provisions of Act 284, Public Acts of 1972, the undersigned corporation executes the following
Articles:

1.  The present name of the corporation is:

Franklin Finance Corporation
                                                                             ------------------------------------
2.  The identification number assigned by the Bureau is:
                                                                             ------------------------------------

3.  All former names of the corporation are:





4.  The date of filing the original Articles of Incorporation was:
                                                                  ------------------------------------------------------

        The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

  The name of the corporation is:

  FRANKLIN FINANCE CORPORATION

ARTICLE II

  The purpose or purposes for which the corporation is formed is to engage in any activity within the purposes for which corporations may be formed under the Business Corporation
Act of Michigan.
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
ARTICLE III

The total authorized shares:

  Common shares $300 par value Preferred shares $10 par value
                --------------                  -------------------------------
  A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follow:

  See Exhibit A

ARTICLE IV

  1.  The address of the current registered office is:

      30600 Telegraph Road, Bingham Farms, Michigan 48025
      -----------------------------------           -----

  2. The mailing address of the current registered office, if different than above:

      -----------------------------------------, Michigan ---------------------

  3.  The name of the current resident agent is: CT Corporation System
                                                 ------------------------------

ARTICLE V (Optional. Delete if not applicable)

 Any action required or permitted by the Act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The written consents shall bear the date of signature of each shareholder who signs the consent. No written consents shall be effective to take the corporate action referred to unless, within 60 days after the record date for determining shareholders entitled to express consent to or to dissent from a proposal without a meeting, written consents dated not more than 10 days before the record date and signed by a sufficient number of shareholders to take the action are delivered to the corporation.
 Delivery shall be to the corporation's registered office, its principal place of business, or an officer or agent of the corporation having custody of the minutes of the proceedings of its shareholders. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

 Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who would have been entitled to notice of the shareholder meeting if the action had been taken at a meeting and who have not consented in writing.


ARTICLE VI (Additional provisions, if any, may be inserted here; attach additional pages if needed.)
--------------------------------------------------------------------------------

See Exhibit B




    ----------------------------------------------------------------------------
5.  COMPLETE SECTION (a) IF THE RESTATED ARTICLES WERE ADOPTED BY THE
     UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE
     BOARD OF DIRECTORS; OTHERWISE, COMPLETE SECTION (b).  DO NOT COMPLETE
     BOTH.

     a. [ ]  These Restated Articles of Incorporation were duly adopted on the
                            day of               19       in accordance with the
             --------------       ---------------, ------,
             provisions of Section 642 of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors.

                Signed this              day of                        19
                           -------------       ---------------------,     ----.


     ---------------------------------- ----------------------------------


     ---------------------------------- ----------------------------------
    (Signatures of Incorporators; Type or Print Name Under Each Signature)

     b. [x]  These Restated Articles of Incorporation were duly adopted on the
                            day of                 1997 in accordance with the
             --------------       ----------------,
             provisions of Section 642 of the Act and: (check one of the following)

             [ ]        were duly adopted by the Board of Directors without a vote of the shareholders.  These Restated
                        Articles of Incorporation only restate and integrate and do not further amend the provisions of the
                        Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

             [ ]        were duly adopted by the shareholders.  The necessary number of shares as required by statute were voted in favor of these Restated Articles.

             [ ]        were duly adopted by the written consent of the shareholders having not less than the minimum
                        number of votes required by statute in accordance with Section 407(1) of the Act.   Written notice to
                        shareholders who have not consented in writing has been given.  (Note:  Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

             [x]        were duly adopted by the written consent of all the shareholders entitled to vote in accordance with section 407(2) of the Act.


                                        Signed this _______________day of ________________________, 1997
                                                                                                      ---
                                        By _____________________________________________________________________________________
                                              (Only Signature of President, Vice-President, Chairperson, or Vice-Chairperson)

                                         ________________________________________________________________________________________
                                                (Type or Print Name)                                    (Type or Print Title)



     Name of person or organization             Preparer's name and business
     remitting fees:                            telephone number:

     Honigman Miller Schwartz and Cohn          Janis K. Kujan, Legal Assistant
     ---------------------------------          -------------------------------
                                                (313) 256-7833
     ---------------------------------          -------------------------------


                         INFORMATION AND INSTRUCTIONS

1. The articles of incorporation cannot be restated until this form, or a comparable document, is submitted.

2. Submit one original of this document. Upon filing, the document will be added to the records of the Corporation and Securities Bureau. The original will be returned to the address appearing in the box on the front as evidence of filing.

     Since this document will be maintained on optical disk media, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

3. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

4. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

5. Item 2 - Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

6. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

7. This document is effective on the date endorsed "filed" by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated as an additional article.

8. If the restated articles are adopted before the first meeting of the board of directors, item 5(a) must be completed and signed in ink by a majority of the incorporators. Other restated articles must be signed by the president, vice-president, chairperson or vice-chairperson.

9. FEES: Make remittance payable to the State of Michigan. Include corporation name and identification number on check or money order.


     NONREFUNDABLE FEE...........................................................................................$10.00
     TOTAL MINIMUM FEE...........................................................................................$10.00
     ADDITIONAL FEES DUE FOR INCREASED AUTHORIZED SHARES ARE:
            each additional 20,000 authorized shares or portion thereof......................................$30.00 maximum fee for first 10,000,000 authorized shares............................................$5,000.00 each additional 20,000 authorized shares or portion thereof in excess of 10,000,000 shares.......$30.00 maximum fee per filing for authorized shares in excess of 10,000,000 shares.................$200,000.00



10.  Mail form and fee to:                                                              The office is located at:

     Michigan Department of Commerce                                                    6546 Mercantile Way
     Corporation and Securities Bureau                                                  Lansing, MI 48910
     Corporation Division                                                               Telephone: (517) 334-6302
     P.O. Box 30054
     Lansing, MI 48909-7554


                                 EXHIBIT A TO

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          FRANKLIN FINANCE CORPORATION

ARTICLE III


         A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

         The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more class or series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:

         (a)     the designation of such class or series;

         (b) the dividend rate or rates of such class or series and/or the methods of determining dividends, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of any class or classes of capital stock, and whether such dividends shall be cumulative or non-cumulative;

         (c) whether the shares of such class or series shall be subject to redemption by the Corporation, and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

         (d) the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such class or series;

         (e) whether or not the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation or affiliate of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

         (f) the extent, if any, to which the holders of the shares of such class or series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise; provided, however, that in no event shall any holder of any class or series of Preferred Stock be entitled to more than one vote for each share of such Preferred Stock held by it;

         (g) the restrictions, if any, on the issue or reissue of any additional Preferred Stock;

         (h) the liquidation preference of such class or series and other rights of the holders of the shares of such class or series upon the dissolution of, or upon the distribution of assets of, the Corporation;

         (i) whether or not (a) warrants for such class or series or (b) depositary shares evidenced by depositary receipts, each representing a fraction (as determined by the Board of Directors) of a share of such class or series, shares of which class or series will be issued and deposited with a depositary, shall be issued, in each case, in lieu of offering full shares of such class of series; and

         (j) whether or not warrants for Preferred Stock, depositary shares or Common Stock shall be issued, whether alone or in connection with any other class or series, and the terms and conditions of any such warrants.

Voting Power/Limits Thereto.

         Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors, or duly authorized committee thereof, creating any class or series of Preferred Stock, the holders of any such class or series shall have no voting power whatsoever.

                                  EXHIBIT B TO

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                          FRANKLIN FINANCE CORPORATION

6.1      Bylaws.

                 The Board of Directors is authorized to make, alter, amend or repeal the bylaws of the Corporation. The books of the Corporation (subject to the provisions of the laws of the State of Michigan) shall be kept outside of the State of Michigan at such places as from time to time may be designated by the Board of Directors. Election of directors need not be by written ballot.

6.2      Liability.

         To the fullest extent that the Michigan Business Corporation Act ("Act") as it exists on the date hereof or as it may hereafter be amended permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

6.3      Indemnification.

         The Corporation shall have the power to indemnify any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the Act as it exists on the date hereof or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

6.4      Insurance.

         By action of its Board of Directors, notwithstanding any interest of the directors in such action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, to protect any director, officer, employee or agent of the Corporation or any other person who is serving at the request of the Corporation in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against any liability asserted against such person or incurred by such person in any such capacity or arising out of such person's status as such (including, without limitation, expenses, judgments, fines and amounts paid in settlement) to the fullest extent permitted by the Act as it exists on the date hereof or as it may hereafter be amended, and whether or not the Corporation would have the power or would be required to indemnify any such person under the terms of any agreement or bylaw or the Act. For purposes of this paragraph (3), "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan.


                          7. RESTRICTION OF TRANSFER,
                    ACQUISITION AND REDEMPTION OF SHARES
7.1      Definitions.


         The following terms shall have the following meanings for purposes of these Restated Articles of Incorporation:

         "Acquire" shall mean the acquisition of Beneficial Ownership of shares of Preferred Stock by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner. The terms Acquires and Acquisition shall have correlative meanings.

         "Beneficial Ownership" means ownership of shares of any class or series of Common Stock or Preferred Stock by a Person who would be treated as an owner of such shares under Section 542(a)(2) of the Code either directly or constructively through the application of Section 544 of the Code as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own" and "Own Beneficially" shall have correlative meanings.

         "Beneficiary" means, with respect to the Trust, one or more organizations named by the Corporation as beneficiary or beneficiaries of the Trust in accordance with Section 7.12(a). Each such Beneficiary shall be an organization described in Section 501(c)(3) of the Code, that is not an "individual" within the meaning of Section 542 of the Code, contributions to which must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

         "Board of Directors" means the Board of Directors of the Corporation.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor thereto, as interpreted by any applicable regulations or other administrative pronouncements as in effect from time to time.

         "Excess Shares" has the meaning set forth in Section 7.3.

          Individual shall mean a natural person or any entity considered an individual for purposes of Section 542(a)(2) of the Code.

         "Initial Public Offering" means the sale of shares of Preferred Stock to the public pursuant to the Corporation's first effective registration statement for such Preferred Stock filed under the Securities Act of 1933, as amended.

         "Market Price", with respect to any class or series of Preferred Stock, on any date means the Closing Price on the Trading Day immediately preceding such date of such class or series of Preferred Stock. The "Closing Price", with respect to any class or series of Preferred Stock, on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such class or series of Preferred Stock is not then listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such class or series of Preferred Stock is listed or admitted to trading or, if such class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if such class or series of Preferred Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such class or series of Preferred Stock selected by the Board of Directors of the Corporation, or, if there is no such market maker or such closing prices otherwise are not available, the fair market value of the affected series of Preferred Stock as of such day, as determined by the Board of Directors, in its discretion. "Trading Day" means a day on which the principal national securities exchange on which the relevant class or series of Preferred Stock is listed or admitted to trading is open for the transaction of business or, if the relevant class or series of Preferred Stock is not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Michigan are authorized or obligated by law or executive order to close.

         "Non-Transfer Event" means any event other than a purported Transfer that would cause (i) any Person to Own Beneficially shares of Preferred Stock in excess of the Ownership Limit, (ii) the Corporation to become "closely held" within the meaning of Section 856(h) of the Code, and/or (iii) the Corporation to otherwise fail to qualify as a REIT (other than as a result of a violation of the "100-shareholder" requirement of Section 856(a)(5) of the Code), in each case including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Preferred Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Preferred Stock.

         "Ownership Limit" means, for any Person, the Beneficial Ownership of nine and nine-tenths percent (9.9%), in number of shares or value, of the outstanding shares of any class or series of Preferred Stock of the Corporation. The value of the outstanding shares of any class or series of Preferred Stock of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

         "Permitted Transferee" means any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.12(e) hereof.

         "Person" means (a) an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, limited liability company or other entity and (b) also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended; but does not include an underwriter which participated in a public offering of Preferred Stock for a period of sixty (60) days following the purchase by such underwriter of such Preferred Stock therein, provided that the foregoing exclusion shall apply only if the ownership of such Preferred Stock by an underwriter or underwriters participating in a public offering would not cause the Corporation to fail to qualify as a REIT by reason of being closely held within the meaning of
Section 856(a) of the Code or otherwise cause the Corporation to fail to qualify as a REIT.

         "Prohibited Owner" means, with respect to any purported Transfer or Non-Transfer Event, any Person who, except for the provisions of Section 7.3, would Beneficially Own shares of Preferred Stock.

         "REIT" means a Real Estate Investment Trust defined in Sections 856 through 860 of the Code.

         "Restriction Termination Date" means the first day after the date of the Initial Public Offering on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

         "Transfer" means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in any shares of Common Stock or Preferred Stock or the right to vote or receive dividends on such Common Stock or Preferred Stock (including (i) the granting of any option (including, but not limited to, an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Common Stock or Preferred Stock or the right to vote or receive dividends on such Common Stock or Preferred Stock or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Common Stock or Preferred Stock or the exercise of such rights), whether voluntary or involuntary, whether of record or beneficially, and whether by operation of law or otherwise (including, but not limited to, any transfer of an interest in other entities which results in a change in the Beneficial Ownership of shares of Common Stock or Preferred Stock). The terms "Transfers," "Transferred" and Transferable shall have correlative meanings.

         "Trust" means the trust created pursuant to Section 7.12.

         "Trustee" means any Person or entity unaffiliated with both the Corporation and any Prohibited Owner who is designated by the Corporation to act as trustee of the Trust, and any successor trustee appointed by the Corporation.

7.2      Restriction on Ownership and Transfers.

         (a) Except as provided in Section 7.9, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit.

         (b) Except as provided in Section 7.9, and subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer or other event that, if effective, would result in any Person Beneficially Owning shares of any class or series of Preferred Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of such shares of Preferred Stock which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such shares of Preferred Stock.

         (c) Subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock.

         (d) Notwithstanding any other provision herein, subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, that would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock, as the case may be.

         (e) Notwithstanding any other provision herein, subject to the provisions of Section 7.13, from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would cause the Corporation to fail to qualify as a REIT shall be void ab initio as to the Transfer of that number of shares of Common Stock or Preferred Stock, as the case may be, in excess of the number that could have been Transferred without such result; and the intended transferee shall acquire no rights in such shares of Common Stock or Preferred Stock, as the case may be.

         (f) A Transfer of a share of Common Stock or Preferred Stock which is null and void under paragraphs (b), (c), (d) or (e) of this
                 Section 7.2 shall not adversely affect the validity of the Transfer of any other share of Common Stock or Preferred Stock in the same or any other related transaction.

7.3      Transfer in Trust.

         (a)     If, notwithstanding the other provisions contained in this
                 Article 7, at any time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would Own Beneficially shares of any class or series of Preferred Stock in excess of the Ownership Limit, then (i) except as otherwise provided in Section 7.9, the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of such class or series of Preferred Stock that would cause such Beneficial Owner to Beneficially Own shares of such class or series of Preferred Stock in excess of the Ownership Limit and (ii) such number of shares of such class or series of Preferred Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated as Excess Shares and, in accordance with
                 Section 7.12, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to a Trust and the designation of the shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event, as the case may be.

         (b)     If, notwithstanding the other provisions contained in this
                 Article 7, at any time from and after the date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would cause the Corporation to become "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of Section 856(a)(5)), then (i) except as otherwise provided in Section 7.9, the Prohibited Owner shall acquire no right or interest (or, in the case of a Non-Transfer Event, shall cease to own any right or interest) in such number of shares of Preferred

                 Stock, the ownership of which by such purported transferee or record holder would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code or to otherwise fail to qualify as a REIT (other than as a result of a violation of the 100-shareholder requirement of
                 Section 856(a)(5)) and (ii) such number of shares of Preferred Stock (rounded up to the nearest whole share) shall be designated as Excess Shares and, in accordance with the provisions of Section 7.12, be transferred automatically and by operation of law to the Trust for the benefit of the Beneficiary. Such transfer to a Trust and the designation of shares as Excess Shares shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

7.4      Remedies for Breach

         If the Board of Directors or a committee thereof shall at any time determine in good faith that a Non-Transfer Event has occurred, a Transfer has taken place in violation of Section 7.2 or that a Person intends to acquire or has attempted to acquire or may acquire Beneficial Ownership of any shares of Common Stock or Preferred Stock in violation of Section 7.2 (whether or not such violation is intended), the Board of Directors shall be empowered to take any action it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event, including, but not limited to, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Corporation or instituting proceedings to enjoin or rescind such Transfer or acquisition.

7.5      Notice of Restricted Transfer.

         Any Person who acquires or attempts to acquire shares of Common Stock or Preferred Stock in violation of Section 7.2, or any Person who owned shares of Preferred Stock that were transferred to a Trust pursuant to the provisions of Section 7.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT. Failure to give such notice shall not in any way limit the rights and remedies of the Board of Directors provided herein.

7.6      Owners Required to Provide Information.

         From and after the date of the Initial Public Offering and prior to the Restriction Termination Date:

         (a) Every Beneficial Owner of more than 1% (or such lower percentage as required in the applicable regulations adopted under the Code) of any class or series of Preferred Stock of the Corporation outstanding shall, within 30 days after June 30





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

                 and December 31 of each year, give written notice to the Corporation stating the name and address of such Beneficial Owner, the number of shares of such class or series of Preferred Stock Beneficially Owned by such Beneficial Owner, a full description of how shares are held and a statement identifying the actual or constructive owners of such shares. Each such Beneficial Owner shall, upon demand by the Corporation, disclose to the Corporation in writing such additional information with respect to its Beneficial Ownership of such class or series of Preferred Stock as the Corporation, in its sole discretion, deems appropriate or necessary, (i) to comply with the provisions of the Code regarding the qualification of the Corporation as a REIT and
                 (ii) to ensure compliance with the Ownership Limit.

         (b) At the request of the Corporation, any Person who is a Beneficial Owner of Common Stock or Preferred Stock and any Person (including the shareholder of record) who is holding Common Stock or Preferred Stock for a Beneficial Owner, and any proposed transferee of shares, shall provide (i) such information as the Corporation, in its sole discretion, may request from time to time in order (A) to determine the Corporation's status as a REIT, (B) to ensure compliance with the requirements of any taxing authority or other governmental agency or (C) to ensure compliance with the Ownership Limit and (ii) a statement or affidavit to the Corporation setting forth the number of shares of each class or series of Common Stock or Preferred Stock Beneficially Owned by such shareholder or proposed transferee and any related Persons specified, which statement or affidavit shall be in the form prescribed by the Corporation for that purpose.

7.7      Remedies Not Limited.

         Nothing contained in this Article 7 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable (subject to the provisions of Section 7.13) to protect the Corporation and the interests of its shareholders in the preservation of the Corporation's status as a REIT, and to insure compliance with the Ownership Limit.

7.8      Ambiguity.

         In the case of an ambiguity in the application of any of the provisions of Article 7, including any definition contained in Section 7.1, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances.

7.9      Exceptions.

         (a) The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel satisfactory to it, may waive the application of the Ownership Limit, in whole or in part, to any Person, if such Person is not an individual for purpose of
                 Section 542(a) of the Code and is a corporation, partnership, estate or trust; provided, however, in no event may the Board of Directors grant any such exception if it would, in the Board of Director's judgment, jeopardize the Corporation's status as a REIT. In connection with any such exemption, the Board of Directors may require such representations and undertakings from such Person and may impose such other conditions as the Board of Directors deems necessary, in its sole discretion to determine the effect, if any, of the proposed Transfer on the Corporation's status as a REIT.

         (b) For a period of 90 days following the acquisition of Preferred Stock by an underwriter that (i) is a corporation or a partnership and (ii) participates in an offering of the Preferred Stock, such underwriter shall not be subject to the Ownership Limit with respect to the Preferred Stock purchased by it as a part of such offering.

7.10     Legend.

         Each certificate for Preferred Stock shall bear the following legend:

                 "The shares of Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended. No Person may (1) Beneficially Own shares of any class or series of Preferred Stock in excess of the Ownership Limit, except as set forth in the Corporation's Restated Articles of Incorporation, as the same may be amended from time to time (the "Articles of Incorporation"), or (2) Beneficially Own shares of Preferred Stock that would result in the Corporation being "closely held" under 856(h) of the Code or otherwise to fail as a REIT. Any Person who attempts to Own Beneficially shares of Preferred Stock in excess of the applicable limitation must immediately notify the Corporation in writing. No Person may transfer shares of Preferred Stock if such transfer would result in the outstanding Common Stock and Preferred Stock being Beneficially Owned by less than 100 Persons (determined without reference to any rules of attribution). If the restrictions on transfer are violated, the shares of Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Excess Shares. All capitalized terms in this legend have the meanings ascribed to such terms in the Articles of Incorporation, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."





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

7.11     Severability.

         If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any Federal or state court having jurisdiction over the issues, the validity and enforceability of the remaining provisions of this Restated Articles of Incorporation (including without limitation this Article 7) shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

7.12     Excess Shares.

         (a) Ownership in Trust. Upon any purported Transfer, Non-Transfer Event, Acquisition, change in the capital structure of the Corporation or purported change in Beneficial Ownership or event or transaction that results in shares of Preferred Stock being designated Excess Shares pursuant to Section 7.3, such Excess Shares shall be transferred to a Trust for the exclusive benefit of the Beneficiary to whom an interest in such Excess Shares may later be transferred pursuant to
                 Section 7.12(e). The Corporation shall name a Beneficiary that is an organization described in Section 501(c)(3) of the Code, that is not an "individual" within the meaning of
                 Section 542 of the Code, if one does not already exist, within five (5) days after the discovery of any Transfer to the Trust. Excess Shares so held in trust shall remain issued and outstanding stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as all other issued and outstanding shares of the same class and series. When transferred to the Permitted Transferee in accordance with the provisions of Section 7.12(e), such Excess Shares shall cease to be designated as Excess Shares.

         (b) Dividend Rights. Excess Shares shall not be entitled to any dividends or distributions (except as provided in Paragraph
                 (c) of this Section 7.12). Any dividend or distribution paid prior to the discovery by the Corporation that the shares of Preferred Stock have been exchanged for Excess Shares shall be repaid by the original transferee to the Corporation and by the Corporation to the trustee, and any dividend or distribution declared but unpaid at the time of such discovery shall be void ab initio with respect to such Excess Shares.

         (c) Rights Upon Liquidation. Except as provided below, in the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Corporation, each holder of Excess Shares resulting from the exchange of Preferred Stock of any specified series shall only be entitled to receive, ratably with each other holder of Excess Shares resulting from the exchange of shares of Preferred Stock of such series and each holder of shares of Preferred Stock of such series, the price paid by the original transferee for the Excess Shares or, if no value was given, the price per share equal to the closing





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

                 market price on the date of the purported transfer.
                 The trustee of the trust shall promptly sell the shares to any person whose ownership is not prohibited, whereupon the interest of the trust shall terminate. Proceeds of the sale shall be paid to the original transferee up to its purchase price (or, if the original transferee did not purchase the shares, the value on its date of acquisition) and any remaining proceeds shall be paid to a charity to be named by the Corporation.

         (d) Voting Rights. The holders of Excess Shares shall not be entitled to vote on any matters. Any vote of the shares while the shares were held by the original transferee prior to the Corporation's discovery thereof shall be void ab initio and the original transferee shall be deemed to have given its proxy to the trustee.

         (e) Designation of Permitted Transferee. The Corporation shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Excess Shares. As soon as reasonably practicable, in an orderly fashion so as not to materially adversely affect the Market Price of the Excess Shares, the Corporation shall designate any Person as Permitted Transferee; provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Excess Shares and
                 (ii) the Permitted Transferee so designated may acquire such Excess Shares without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Preferred Stock so acquired as Excess Shares under Section 7.3. Upon the designation by the Corporation of a Permitted Transferee in accordance with the provisions of this paragraph, the Trustee of a Trust shall (i) cause to be transferred to the Permitted Transferee that number of Excess Shares acquired by the Permitted Transferee; (ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Preferred Stock; and (iii) distribute to the Beneficiary any and all amounts held with respect to the Excess Shares after making that payment to the Prohibited Owner pursuant to Section 7.12(f).

         (f) Compensation to Record Holder of Shares that Become Excess Shares. Any Prohibited Owner shall be entitled (following discovery of the Excess Shares and subsequent designation of the Permitted Transferee in accordance with Section 7.12(e)) to receive from the Trustee the lesser of (i) in the case of
                 (a) a purported Transfer in which the Prohibited Owner gave value for shares of Preferred Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for such shares, or in the case of (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the

                 Trustee of the Trust from the sale or other disposition of such Excess Shares in accordance with Section 7.12(e). Any amounts received by the Trustee in respect of such Excess Shares in excess of such amounts to be paid to the Prohibited Owner pursuant to this Section 7.12(f) shall be distributed to the Beneficiary in accordance with the provisions of Section 7.12(e). Each Beneficiary and Prohibited Owner waives any and all claims that they may have against the Trustee and the Corporation arising out of the disposition of Excess Shares, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.12 by, such Trustee or the Corporation.

         (g) Purchase Right in Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Excess Shares (or, in the case of a devise or gift, the Market Price on the date of such devise or gift) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Transfer which resulted in such Excess Shares and
                 (ii) the date the Board of Directors determines in good faith that a Transfer resulting in Excess Shares has occurred.

7.13     Settlement.

         Notwithstanding any provision contained herein to the contrary, nothing in these Restated Articles Incorporation shall preclude the settlement of any transaction with respect to any class or series of Preferred Stock entered into through facilities of the Nasdaq System.


                                   AMENDMENTS


         The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Restated Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.





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